Exhibit 99.1

Dorman Products, Inc. Reports Second Quarter 2025 Results
and Raises Full Year 2025 Guidance
Highlights (All comparisons are to the prior year period unless otherwise noted):
•Net sales of $541.0 million for the quarter, up 7.6% compared to $503.0 million
•Diluted earnings per share (“EPS”) of $1.91, up 25% compared to $1.53
•Adjusted diluted EPS* of $2.06, up 23% compared to $1.67
•Raises its full year guidance for 2025

COLMAR, PA (August 4, 2025) – Dorman Products, Inc. (the “Company” or “Dorman”) (NASDAQ: DORM), a leading supplier in the motor vehicle aftermarket industry, today announced its financial results for the second quarter ended June 28, 2025.

Kevin Olsen, Dorman’s President and Chief Executive Officer, stated, “We had an outstanding second quarter, with top- and bottom-line growth exceeding our expectations. Strong demand in our Light Duty business drove total net sales growth of 7.6% compared to last year’s second quarter. Additionally, we continued to drive cost savings across the enterprise through our supply chain diversification, productivity, and automation initiatives, which contributed to a 25% increase in diluted EPS and a 23% increase in adjusted diluted EPS over the same period.

“With our strong performance through the first half of the year, along with our improved outlook, and the timing dynamics of when pricing and costs will be recognized from tariffs, we are raising our net sales and diluted EPS guidance ranges. For 2025, we now expect net sales growth to be in the range of 7% to 9%, diluted EPS to be in the range of $8.05 to $8.35, and adjusted diluted EPS to be in the range of $8.60 to $8.90.”

Second Quarter Financial Results
The Company reported second quarter 2025 net sales of $541.0 million, up 7.6% compared to net sales of $503.0 million in the second quarter of 2024.

Gross profit was $219.5 million in the second quarter of 2025, or 40.6% of net sales, compared to $199.4 million, or 39.6% of net sales, in the same quarter last year.

Selling, general, and administrative (“SG&A”) expenses were $137.0 million, or 25.3% of net sales, in the second quarter of 2025 compared to $126.9 million, or 25.2% of net sales, in the same quarter last year. Adjusted SG&A expenses* were $131.3 million, or 24.3% of net sales, in the second quarter of 2025, compared to $120.7 million, or 24.0% of net sales, in the same quarter last year.

Diluted EPS was $1.91 in the second quarter of 2025, up 25% compared to diluted EPS of $1.53 in the same quarter last year. Adjusted diluted EPS* was $2.06 in the second quarter of 2025, up 23% compared to adjusted diluted EPS* of $1.67 in the same quarter last year.

Segment results were as follows:

	Net Sales			Segment Profit Margin
($ in millions)	Q2 2025	Q2 2024	Change	Q2 2025	Q2 2024	Change
Light Duty	$424.4	$385.4	10%	18.5%	17.1%	140 bps
Heavy Duty	$62.1	$61.2	1%	0.8%	4.4%	-360 bps
Specialty Vehicle	$54.5	$56.4	-3%	17.3%	17.8%	-50 bps

2025 Guidance
The Company updates its full year 2025 guidance as detailed in the table below, which includes the expected impact of tariffs enacted as of August 4, 2025. Our guidance excludes any potential impacts from tariff changes after August 4, 2025, supply chain disruptions, trade restrictions, significant inflation, future acquisitions and divestitures, interest rate changes, and share repurchases.

	Updated 2025 Guidance	Prior 2025 Guidance
Net Sales Growth vs. 2024	7% – 9%	3% – 5%
Diluted EPS	$8.05 – $8.35	$7.00 – $7.30
Growth vs. 2024	31% – 36%	14% – 19%
Adjusted Diluted EPS*	$8.60 – $8.90	$7.55 – $7.85
Growth vs. 2024	21% – 25%	6% – 10%
Tax Rate Estimate	24%	24%

Conference Call and Webcast
The Company will hold a conference call and webcast for investors on Tuesday, August 5, 2025, beginning at 8:00 a.m. Eastern time. The conference call can be accessed by telephone at (888) 440-4182 within the U.S. or +1 (646) 960-0653 outside the U.S. When prompted, enter the conference ID number 1698878. A live audio webcast and accompanying presentation materials can be accessed on the Company’s website at Dorman Products, Inc. - Events. After the call, a replay of the session will be available on the Investor section of the Company’s website.

About Dorman Products
Dorman gives professionals, enthusiasts, and owners greater freedom to fix motor vehicles. For over 100 years, we have been driving new solutions, releasing tens of thousands of aftermarket replacement products engineered to save time and money and increase convenience and reliability.

Founded and headquartered in the United States, we are a pioneering global organization offering an always-evolving catalog of products covering cars, trucks, and specialty vehicles, from chassis to body, from underhood to undercarriage, and from hardware to complex electronics.

*Non-GAAP Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains Non-GAAP financial measures. The reasons why we believe these measures provide useful information to investors and a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these Non-GAAP measures are included in the supplemental schedules attached.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “probably,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “views,” “estimates” and similar expressions are used to identify these forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date such statements were made. Such forward-looking statements are based on current expectations that involve known and unknown risks, uncertainties, and other factors (many of which are outside of our control). Such risks, uncertainties and other factors relate to, among other things: competition in and the evolution of the motor vehicle aftermarket industry; changes in our relationships with, or the loss of, any customers or suppliers; our ability to develop, market and sell new and existing products; our ability to anticipate and meet customer demand; our ability to purchase necessary materials from our suppliers and the impacts of any related logistics constraints; widespread public health pandemics; political and regulatory matters, such as changes in trade policy, the imposition of tariffs and climate regulation; our ability to protect our information security systems and defend against cyberattacks; our ability to protect our intellectual property and defend against any claims of infringement; and financial and economic factors, such as our level of indebtedness, fluctuations in interest rates and inflation. More information on these risks and other potential factors that could affect the Company’s business, reputation, results of operations, financial condition, and stock price is included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company is under no obligation to, and expressly disclaims any such obligation to, update any of the information in this document, including but not limited to any situation where any forward-looking statement later turns out to be inaccurate, whether as a result of new information, future events, or otherwise.

Investor Relations Contact
Alex Whitelam, VP, Investor Relations
awhitelam@dormanproducts.com
(445) 448-9522

Visit our website at www.dormanproducts.com. The Investor Relations section of the website contains a significant amount of information about Dorman, including financial and other information for investors. Dorman encourages investors to visit its website periodically to view new and updated information.

DORMAN PRODUCTS, INC.
Consolidated Statements of Operations
(in thousands, except per-share amounts)

	Three Months Ended		Three Months Ended
(unaudited)	6/28/25	Pct.*	6/29/24	Pct. *
Net sales	$540,959	100.0	$502,951	100.0
Cost of goods sold	321,446	59.4	303,550	60.4
Gross profit	219,513	40.6	199,401	39.6
Selling, general, and administrative expenses	137,032	25.3	126,949	25.2
Income from operations	82,481	15.2	72,452	14.4
Interest expense, net	7,182	1.3	10,202	2.0
Other income, net	(1,544)	(0.3)	(136)	(0.0)
Income before income taxes	76,843	14.2	62,386	12.4
Provision for income taxes	18,134	3.4	14,976	3.0
Net income	$58,709	10.9	$47,410	9.4

Diluted earnings per share	$1.91		$1.53

Weighted average diluted shares outstanding	30,680		31,071

	Six Months Ended		Six Months Ended
(unaudited)	6/28/25	Pct.*	6/29/24	Pct. *
Net sales	$1,048,651	100.0	$971,652	100.0
Cost of goods sold	621,430	59.3	590,805	60.8
Gross profit	427,221	40.7	380,847	39.2
Selling, general, and administrative expenses	264,666	25.2	253,957	26.1
Income from operations	162,555	15.5	126,890	13.1
Interest expense, net	14,540	1.4	20,807	2.1
Other income, net	(2,905)	(0.3)	(96)	(0.0)
Income before income taxes	150,920	14.4	106,179	10.9
Provision for income taxes	34,706	3.3	25,941	2.7
Net income	$116,214	11.1	$80,238	8.3

Diluted earnings per share	$3.78		$2.58

Weighted average diluted shares outstanding	30,744		31,160
* Percentage of sales. Data may not add due to rounding.

DORMAN PRODUCTS, INC.
Consolidated Balance Sheets
(in thousands, except share data)

(unaudited)	6/28/25	12/31/24
Assets
Current assets:
Cash and cash equivalents	$56,845	$57,137
Accounts receivable, less allowance for doubtful accounts of $2,131 and $1,619	532,121	573,787
Inventories	798,211	707,977
Prepaids and other current assets	39,554	30,859
Total current assets	1,426,731	1,369,760
Property, plant, and equipment, net	166,606	164,499
Operating lease right-of-use assets	112,024	118,499
Goodwill	444,334	442,886
Intangible assets, net	267,830	278,213
Deferred tax assets	5,865	5,786
Other assets	48,075	44,878
Total assets	$2,471,465	$2,424,521
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$221,307	$231,814
Accrued compensation	24,083	44,002
Accrued customer rebates and returns	203,167	204,355
Revolving credit facility	—	13,960
Current portion of long-term debt	31,250	28,125
Other accrued liabilities	40,267	41,546
Total current liabilities	520,074	563,802
Long-term debt	430,338	439,513
Long-term operating lease liabilities	97,720	105,142
Deferred tax liabilities	3,803	3,700
Other long-term liabilities	19,784	18,894
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.01 par value; 50,000,000 shares authorized; 30,523,887 and 30,565,855 shares issued and outstanding in 2025 and 2024, respectively	305	306
Additional paid-in capital	121,914	119,077
Retained earnings	1,281,741	1,180,862
Accumulated other comprehensive loss	(4,214)	(6,775)
Total shareholders’ equity	1,399,746	1,293,470
Total liabilities and shareholders' equity	$2,471,465	$2,424,521
Selected Cash Flow Information (unaudited):

	Three Months Ended		Six Months Ended
(in thousands)	6/28/25	6/29/24	6/28/25	6/29/24
Cash provided by operating activities	$8,548	$63,349	$59,785	$115,329
Depreciation and amortization	$13,919	$14,352	$27,762	$28,203
Capital expenditures	$8,450	$11,935	$19,435	$22,690

DORMAN PRODUCTS, INC.
Non-GAAP Financial Measures
(in thousands, except per-share amounts)

Our financial results include certain financial measures not derived in accordance with generally accepted accounting principles (GAAP). Non-GAAP financial measures should not be used as a substitute for GAAP measures, or considered in isolation, for the purpose of analyzing our operating performance, financial position or cash flows. Additionally, these non-GAAP measures may not be comparable to similarly titled measures reported by other companies. However, we have presented these non-GAAP financial measures because we believe this presentation, when reconciled to the corresponding GAAP measure, provides useful information to investors by offering additional ways of viewing our results, profitability trends, and underlying growth relative to prior and future periods and to our peers. Management uses these non-GAAP financial measures in making financial, operating, and planning decisions and in evaluating our performance. Non-GAAP financial measures may reflect adjustments for charges such as fair value adjustments, amortization, transaction costs, severance, accelerated depreciation, and other similar expenses related to acquisitions as well as other items that we believe are not related to our ongoing performance.
Adjusted Net Income:

	Three Months Ended		Six Months Ended
(unaudited)	6/28/25*	6/29/24*	6/28/25*	6/29/24*
Net income (GAAP)	$58,709	$47,410	$116,214	$80,238
Pretax acquisition-related intangible assets amortization [1]	5,406	5,481	10,877	10,965
Pretax acquisition-related transaction and other costs [2]	341	448	833	931
Pretax reduction in workforce costs [3]	33	282	147	4,850
Tax adjustment (related to above items) [4]	(1,403)	(1,644)	(2,877)	(4,161)
Adjusted net income (Non-GAAP)	$63,086	$51,977	$125,194	$92,823

Diluted earnings per share (GAAP)	$1.91	$1.53	$3.78	$2.58
Pretax acquisition-related intangible assets amortization [1]	0.18	0.18	0.35	0.35
Pretax acquisition-related transaction and other costs [2]	0.01	0.01	0.03	0.03
Pretax reduction in workforce costs [3]	0.00	0.01	0.00	0.16
Tax adjustment (related to above items) [4]	(0.05)	(0.05)	(0.09)	(0.13)
Adjusted diluted earnings per share (Non-GAAP)	$2.06	$1.67	$4.07	$2.98

Weighted average diluted shares outstanding	30,680	31,071	30,744	31,160
* Amounts may not add due to rounding.
See accompanying notes at the end of this supplemental schedule.

DORMAN PRODUCTS, INC.
Non-GAAP Financial Measures
(in thousands, except per-share amounts)

Adjusted Gross Profit:

	Three Months Ended		Three Months Ended
(unaudited)	6/28/25	Pct.**	6/29/24	Pct.**
Gross profit (GAAP)	$219,513	40.6	$199,401	39.6
Pretax acquisition-related transaction and other costs [2]	—	—	2	0.0
Adjusted gross profit (Non-GAAP)	$219,513	40.6	$199,403	39.6

Net sales	$540,959		$502,951

	Six Months Ended		Six Months Ended
(unaudited)	6/28/25	Pct.**	6/29/24	Pct.**
Gross profit (GAAP)	$427,221	40.7	$380,847	39.2
Pretax acquisition-related transaction and other costs [2]	—	—	10	0.0
Adjusted gross profit (Non-GAAP)	$427,221	40.7	$380,857	39.2

Net sales	$1,048,651		$971,652
Adjusted SG&A Expenses:

	Three Months Ended		Three Months Ended
(unaudited)	6/28/25	Pct.**	6/29/24	Pct.**
SG&A expenses (GAAP)	$137,032	25.3	$126,949	25.2
Pretax acquisition-related intangible assets amortization [1]	(5,406)	(1.0)	(5,481)	(1.1)
Pretax acquisition-related transaction and other costs [2]	(341)	(0.1)	(446)	(0.1)
Pretax reduction in workforce costs [3]	(33)	(0.0)	(282)	(0.1)
Adjusted SG&A expenses (Non-GAAP)	$131,252	24.3	$120,740	24.0

Net sales	$540,959		$502,951

	Six Months Ended		Six Months Ended
(unaudited)	6/28/25	Pct.**	6/29/24	Pct.**
SG&A expenses (GAAP)	$264,666	25.2	$253,957	26.1
Pretax acquisition-related intangible assets amortization [1]	(10,877)	(1.0)	(10,965)	(1.1)
Pretax acquisition-related transaction and other costs [2]	(833)	(0.1)	(921)	(0.1)
Pretax reduction in workforce costs [5]	(147)	(0.0)	(4,850)	(0.5)
Adjusted SG&A expenses (Non-GAAP)	$252,809	24.1	$237,221	24.4

Net sales	$1,048,651		$971,652
* *Percentage of sales. Data may not add due to rounding.

DORMAN PRODUCTS, INC.
Non-GAAP Financial Measures
(in thousands, except per-share amounts)

[1] – Pretax acquisition-related intangible asset amortization results from allocating the purchase price of acquisitions to the acquired tangible and intangible assets of the acquired business and recognizing the cost of the intangible asset over the period of benefit. Such costs were $5.4 million pretax (or $4.1 million after tax) and $10.9 million pretax (or $8.2 million after tax) during the three and six months ended June 28, 2025, respectively. Such costs were $5.5 million pretax (or $4.1 million after tax) and $11.0 million pretax (or $8.2 million after tax) during the three and six months ended June 29, 2024, respectively.
[2] – Pretax acquisition-related transaction and other costs include costs incurred to complete and integrate acquisitions. During the three and six months ended June 28, 2025, we incurred charges included in selling, general, and administrative expenses to complete and integrate acquisitions of $0.3 million pretax (or $0.2 million after tax) and $0.8 million pretax (or $0.6 million after tax), respectively.
During both the three and six months ended June 29, 2024, we incurred charges included in cost of goods sold for integration costs of $0.0 million pretax (or $0.0 million after tax). During the three and six months ended June 29, 2024, we incurred charges included in selling, general, and administrative expenses to complete and integrate acquisitions of $0.4 million pretax (or $0.3 million after tax) and $0.9 million pretax (or $0.7 million after tax), respectively.
[3] – Pretax reduction in workforce costs represents costs incurred in connection with our planned workforce reduction, including severance and other payroll-related costs, insurance continuation costs, modifications of share-based compensation awards, and other costs directly attributable to the action. During the three and six months ended June 28, 2025, the expenses were $0.0 million pretax (or $0.0 million after tax) and $0.1 million pretax (or $0.1 million after tax), respectively. During the three and six months ended June 29, 2024, the expenses were $0.3 million pretax (or $0.2 million after tax) and $4.9 million pretax (or $3.7 million after tax), respectively.
[4] – Tax adjustments represent the aggregate tax effect of all non-GAAP adjustments reflected in the table above and totaled $(1.4) million and $(2.9) million during the three and six months ended June 28, 2025, respectively, and $(1.6) million and $(4.2) million during the three and six months ended June 29, 2024, respectively. Such items are estimated by applying our statutory tax rate to the pretax amount, or an actual tax amount for discrete items.

DORMAN PRODUCTS, INC.
Non-GAAP Financial Measures
(in thousands, except per-share amounts)

2025 Guidance:

The Company provides the following updated guidance ranges related to its full year 2025 outlook:

	Year Ending 12/31/2025
(unaudited)	Low End*	High End*
Diluted earnings per share (GAAP)	$8.05	$8.35
Pretax acquisition-related intangible assets amortization	0.69	0.69
Pretax acquisition transaction and other costs	0.03	0.03
Tax adjustment (related to above items)	(0.17)	(0.17)
Adjusted diluted earnings per share (Non-GAAP)	$8.60	$8.90

Weighted average diluted shares outstanding	30,800	30,800
*Data may not add due to rounding.